Exhibit 99.1

Qlik Announces Fourth Quarter and Full Year 2013 Financial Results

•	Total revenue of $161.8 million increases 18% compared to the fourth quarter of 2012
•	Total revenue in the Americas increases 25% compared to the fourth quarter of 2012

RADNOR, Pennsylvania – February 20, 2014 - Qlik Technologies Inc. (“Qlik”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced financial results for the fourth quarter and full year ended December 31, 2013.

Lars Björk, Chief Executive Officer of Qlik, stated, “We are pleased with our results for the fourth quarter which came in above the high end of our expectations for both revenue and non-GAAP operating income. We saw continued strength in the enterprise, leveraged our global reach and scale and made additional advances across our portfolio of products and solutions.”

Björk continued, “Our full year 2014 guidance reflects our confidence in our ability to continue to disrupt the BI market and increase the value we deliver to our global customer base. We plan to continue to invest in our products, partners, sales and services teams which we believe will drive growth, extend our leading role in this space and increase market share over time.”

Financial Highlights for the Fourth Quarter Ended December 31, 2013

•	Total revenue for the fourth quarter of 2013 was $161.8 million, an increase of 18% from $137.5 million for the fourth quarter of 2012. License revenue for the fourth quarter of 2013 was $103.1 million, an increase of 10% from $93.5 million for the fourth quarter of 2012. Foreign currency exchange rate fluctuations from the prior year period positively impacted total revenue by 1%.

•	GAAP income from operations for the fourth quarter of 2013 was $32.7 million, an increase compared to GAAP income from operations of $26.5 million for the fourth quarter of 2012. GAAP net income was $8.3 million for the fourth quarter of 2013, or $0.09 per diluted common share, compared to GAAP net income of $13.3 million, or $0.15 per diluted common share, for the fourth quarter of 2012.

•	Non-GAAP income from operations was $41.3 million for the fourth quarter of 2013, an increase compared to non-GAAP income from operations of $32.3 million for the fourth quarter of 2012. Non-GAAP net income was $28.5 million for the fourth quarter of 2013, or $0.31 per diluted common share, an increase compared to non-GAAP net income of $22.7 million, or $0.26 per diluted common share, for the fourth quarter of 2012.

Financial Highlights for the Full Year Ended December 31, 2013

•	Total revenue for the full year 2013 was $470.5 million, an increase of 21% from the full year 2012. License revenue was $270.8 million, an increase of 13% over the prior year. Foreign currency exchange rate fluctuations from the prior year period impacted total revenue by less than 1%.

•	GAAP income from operations for the full year 2013 was $3.4 million, compared to $14.6 million for the full year 2012. GAAP net loss for full year 2013 was ($10.0) million, or $(0.11) per diluted common share, compared to GAAP net income of $3.8 million, or $0.04 per diluted common share, for the full year 2012.

•	Non-GAAP income from operations was $36.2 million for the full year 2013, compared to $36.6 million for the full year 2012. Non-GAAP net income was $23.6 million, or $0.26 per diluted common share, for the full year 2013, compared to $23.6 million, or $0.27 per diluted common share, for the full year 2012.

•	Cash and cash equivalents as of December 31, 2013 were $227.7 million. Net cash provided by operating activities was $29.7 million in 2013, as compared to $27.7 million in 2012.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income (loss) for the three and twelve months ended December 31, 2013 and 2012. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•	For the fourth quarter of 2013, on a constant currency basis, total revenue in the Americas increased 26% over the prior year period, total revenue from Europe increased 9% over the prior year period, and total revenue from Rest of World increased 29% over the prior year period.

•	QlikView was ranked the number one Business Intelligence and Analytics offering in healthcare by KLAS, a research firm that specializes in monitoring and reporting healthcare vendor performance.

•	Added new customers during the fourth quarter of 2013 including Bajaj Auto, Coca-Cola HBC AG Group of Companies, Crystal Run Healthcare, Dreyer Clinic, Healthfirst, Immobilien Scout GmbH, Judicial Department at the Supreme Court of the Russian Federation, Natera, Partners Healthcare, Topcon Positioning Systems, and Waffle House.

•	Expanded numerous customer engagements globally through our land and expand strategy including Analog Devices, Anheuser Busch, AstraZeneca, DynCorp International, Eaton Corp., GazpromNeft, Hartford Healthcare Corp, HealthSouth, Heathrow Airport, Laing O’Rourke, Mahindra & Mahindra, McAfee, McGraw-Hill, MEDIA BROADCAST GmbH, RWE IT GmbH, MTR Stockholm AB (Stockholm Underground), SAB Miller, Service Lloyds Insurance Company, Standard Bank Group, Tata Communications, Tata Chemicals, Terra Technology, Unum Group, Virgin Australia, Virgin Media, Westpac Banking Corporation, GoPro Inc., and Zurich International Airport.

•	Completed 208 deals with license and first year maintenance over $100,000 in the fourth quarter of 2013, including 55 deals over $250,000, compared to 177 deals over $100,000 and 52 deals over $250,000 in the prior year period.

•	Continued success with our land and expand strategy with 66% of license and first year maintenance billings generated from existing customers in the fourth quarter of 2013, compared to 67% in the prior year period.

•	Generated 53% of license and first year maintenance billings from our indirect partner channel and 47% from our direct channel in the fourth quarter of 2013, compared to 51% from our indirect partner channel and 49% from our direct channel in the prior year period.

Business Outlook

Based on information available as of February 20, 2014, Qlik is issuing guidance for the first quarter and full year 2014 as follows:

in millions, except for per share data	Guidance Range Q1 2014
	Low End	High End
Total revenue	$110.0	$114.0
Non-GAAP loss from operations[1]	$(18.0)	$(16.0)
Non-GAAP loss per diluted common share[2]	$(0.14)	$(0.12)

	Guidance Range Full Year 2014
	Low End	High End
Total revenue	$545.0	$555.0
Non-GAAP income from operations[1]	$30.0	$35.0
Non-GAAP income per diluted common share[3]	$0.23	$0.27

[1]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30% and basic weighted average shares outstanding of 89 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of 92 million.

Qlik’s first quarter 2014 guidance reflects seasonal revenue patterns as well as costs related to the company’s annual employee summit which was held in January 2014, higher overall personnel expenses and related costs as a result of continued hiring, and seasonal increases in employer payroll taxes and benefit expenses.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the first quarter and full year 2014 assume that foreign currency exchange rates for the first quarter and full year 2014 will approximate current exchange rates.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, February 20, 2014 at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 30320825. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until February 23, 2014 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 30320825. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and twelve months ended December 31, 2013 and 2012, non-GAAP income from operations is determined by taking GAAP income from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets. Non-GAAP net income (loss) is determined by taking GAAP income before provision for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the Non-GAAP net income (loss) and related per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

To determine the revenue growth rates on a constant currency basis for the three and twelve months ended December 31, 2013, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the first quarter and full year 2014 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) simplifies how people explore their data to help them make better decisions. With its QlikView Business Discovery platform people quickly bring data sources together to create dynamic visual applications that can be navigated and searched intuitively. QlikView uses Natural Analytics™ to reflect the way human curiosity searches and processes information, while delivering the enterprise manageability, governance and service offerings organizations require. Qlik and its global partner network support approximately 31,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs;

Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

Qlik™, QlikView™, QlikTech™, Data Dialogs™, Natural Analytics™, Qlik Customer Success Framework™ and the QlikTech logo are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned are the trademarks of their respective owners.

Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue:
License revenue	$103,121	$93,502	$270,769	$238,674
Maintenance revenue	45,693	34,901	160,552	120,490
Professional services revenue	12,981	9,082	39,129	29,373

Total revenue	161,795	137,485	470,450	388,537

Cost of revenue:
License revenue	2,721	2,511	7,345	5,058
Maintenance revenue	2,706	2,389	10,585	8,526
Professional services revenue	12,504	8,864	43,893	29,705

Total cost of revenue	17,931	13,764	61,823	43,289

Gross profit	143,864	123,721	408,627	345,248
Operating expenses:
Sales and marketing	73,310	61,512	255,010	211,314
Research and development	15,339	14,043	60,400	39,995
General and administrative	22,541	21,634	89,795	79,309

Total operating expenses	111,190	97,189	405,205	330,618

Income from operations	32,674	26,532	3,422	14,630

Other income (expense), net:
Interest income, net	118	126	231	250
Foreign exchange loss, net	(784)	(62)	(2,753)	(3,141)

Total other income (expense), net	(666)	64	(2,522)	(2,891)

Income before provision for income taxes	32,008	26,596	900	11,739

Provision for income taxes	(23,727)	(13,331)	(10,879)	(7,900)

Net income (loss)	$8,281	$13,265	$(9,979)	$3,839

Net income (loss) per common share
Basic	$0.09	$0.15	$(0.11)	$0.04
Diluted	$0.09	$0.15	$(0.11)	$0.04
Weighted average number of common shares outstanding
Basic	88,816,057	85,978,894	87,702,222	85,423,074
Diluted	90,437,303	88,206,630	87,702,222	87,640,844

Stock-based compensation expense for the three months and the year ended December 31, 2013 and 2012 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenue	$629	$586	$2,854	$1,651
Sales and marketing	3,667	2,624	13,374	10,337
Research and development	919	633	3,386	2,058
General and administrative	2,544	1,509	9,304	5,269

	$7,759	$5,352	$28,918	$19,315

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:
GAAP income from operations	$32,674	$26,532	$3,422	$14,630
Stock-based compensation expense	7,759	5,352	28,918	19,315
Employer payroll taxes on stock transactions	127	99	1,410	1,948
Amortization of intangible assets	758	329	2,485	730

Non-GAAP income from operations	$41,318	$32,312	$36,235	$36,623

Non-GAAP income from operations as a percentage of total revenue	25.5%	23.5%	7.7%	9.4%
GAAP income from operations as a percentage of total revenue	20.2%	19.3%	0.7%	3.8%
Reconciliation of non-GAAP net income:
GAAP net income (loss)	$8,281	$13,265	$(9,979)	$3,839
Stock-based compensation expense	7,759	5,352	28,918	19,315
Employer payroll taxes on stock transactions	127	99	1,410	1,948
Amortization of intangible assets	758	329	2,485	730
Income tax adjustment*	11,531	3,618	765	(2,220)

Non-GAAP net income	$28,456	$22,663	$23,599	$23,612

Non-GAAP net income per common share—basic	$0.32	$0.26	$0.27	$0.28

Non-GAAP net income per common share—diluted	$0.31	$0.26	$0.26	$0.27

GAAP net income (loss) per common share—basic	$0.09	$0.15	$(0.11)	$0.04

GAAP net income (loss) per common share—diluted	$0.09	$0.15	$(0.11)	$0.04

Non-GAAP weighted average number of common shares outstanding—basic	88,816,057	85,978,894	87,702,222	85,423,074

Non-GAAP weighted average number of common shares outstanding—diluted	90,437,303	88,206,630	89,272,353	87,640,844

GAAP Weighted average number of common shares outstanding—basic	88,816,057	85,978,894	87,702,222	85,423,074

GAAP Weighted average number of common shares outstanding—diluted	90,437,303	88,206,630	87,702,222	87,640,844

* Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP benefit (provision) for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$161,795	$137,485	18%	$470,450	$388,537	21%
Estimated impact of foreign currency fluctuations			-1%			0%

Total revenue constant currency growth rate			17%			21%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$103,121	$93,502	10%	$270,769	$238,674	13%
Estimated impact of foreign currency fluctuations			0%			0%

License revenue constant currency growth rate			10%			13%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$45,693	$34,901	31%	$160,552	$120,490	33%
Estimated impact of foreign currency fluctuations			-1%			-1%

Maintenance revenue constant currency growth rate			30%			32%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$12,981	$9,082	43%	$39,129	$29,373	33%
Estimated impact of foreign currency fluctuations			-2%			-1%

Professional services revenue constant currency growth rate			41%			32%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$61,991	$49,611	25%	$174,510	$135,008	29%
Estimated impact of foreign currency fluctuations			1%			1%

Americas revenue constant currency growth rate			26%			30%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$85,381	$75,838	13%	$249,109	$216,564	15%
Estimated impact of foreign currency fluctuations			-4%			-3%

Europe revenue constant currency growth rate			9%			12%

	Three Months Ended December 31,		% change	Year Ended December 31,		% change
	2013	2012		2013	2012
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$14,423	$12,036	20%	$46,831	$36,965	27%
Estimated impact of foreign currency fluctuations			9%			7%

Rest of World revenue constant currency growth rate			29%			34%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$227,693	$195,803
Accounts receivable, net	162,009	144,475
Prepaid expenses and other current assets	16,296	14,455
Deferred income taxes	1,886	1,211

Total current assets	407,884	355,944
Property and equipment, net	21,500	17,048
Intangible assets, net	12,695	5,625
Goodwill	21,233	7,367
Deferred income taxes	2,107	1,761
Deposits and other noncurrent assets	2,503	2,628

Total assets	$467,922	$390,373

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$2,634	$4,154
Accounts payable	5,262	7,128
Deferred revenue	98,684	84,197
Accrued payroll and other related costs	46,780	36,976
Accrued expenses	29,495	26,075
Deferred income taxes	544	150

Total current liabilities	183,399	158,680
Long-term liabilities:
Deferred revenue	3,637	1,745
Deferred income taxes	894	512
Other long-term liabilities	7,822	3,874

Total liabilities	195,752	164,811
Commitments and contingencies
Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	265,711	209,614
Retained earnings	3,037	13,016
Accumulated other comprehensive income	3,413	2,923

Total stockholders’ equity	272,170	225,562

Total liabilities and stockholders’ equity	$467,922	$390,373

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2013	2012
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(9,979)	$3,839
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,228	5,255
Stock-based compensation expense	28,918	19,315
Excess tax benefit from stock-based compensation	(4,047)	(4,789)
Other non-cash items	517	2,005
Changes in assets and liabilities
Accounts receivable	(18,667)	(32,591)
Prepaid expenses and other assets	(2,059)	(4,098)
Income taxes	(1,520)	2,516
Deferred revenues	15,625	17,403
Accounts payable and other liabilities	12,709	18,837

Net cash provided by operating activities	29,725	27,692

Cash flows from investing activities
Acquisitions, net of cash acquired	(13,351)	(10,792)
Capital expenditures	(9,639)	(10,334)

Net cash used in investing activities	(22,990)	(21,126)

Cash flows from financing activities
Proceeds from exercise of common stock options	23,132	5,453
Excess tax benefit from stock-based compensation	4,047	4,789
Payments on contingent consideration	(1,456)	(202)
Payments on line of credit	(1)	(356)

Net cash provided by financing activities	25,722	9,684
Effect of exchange rate on cash and cash equivalents	(567)	2,140

Net increase in cash and cash equivalents	31,890	18,390
Cash and cash equivalents, beginning of period	195,803	177,413

Cash and cash equivalents, end of period	$227,693	$195,803

Supplemental cash flow information:
Cash paid during the period for income taxes	$10,505	$2,682

Tenant improvement allowance received under operating lease	$91	$542

Investor Contact:

Brett Pollack

Investor Relations

Brett.Pollack@qliktech.com

+1 (646)-561-0906

or

Media Contact:

Maria Scurry

Global Communications

Maria.Scurry@qliktech.com

+1 (781) 366-7617